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EXHIBIT 10.2





                               AGREEMENT OF LEASE

                            DATED AS OF APRIL L 1999

                                 BY AND BETWEEN

                                REYNOLDS N, L.P.

                                    LANDLORD

                                      AND

                               SKYCOM CORPORATION

                                     TENANT

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                                ~LE OF CONTENTS
                                ---------------


SECTION 1.     COMMENCEMENT OF TERM...........................1
SECTION 2.     USE............................................1
SECTION 3.     RENT.........................................
SECTION 4.     LEASEHOLD IMPROVEMENTS.......................
SECTION 5.     SERVICES.....................................
SECTION 6.     WAIVER OF CERTAIN CLAIMS.......................7
SECTION 7.     INSURANCE.............................~......
SECTION 8.     HOLDING OVER.................................
SECTION 9.     ASSIGNMENT AND SUBLETTING....................
SECTION 10.    CONDITION OF PREMISES.........................11
SECTION 11.    USE OF PREMISES...............................12
SECTION 12.    REP AIRS......................................17
SECTION 13.    DESTRUCTION OF PREMISES.......................17
SECTION 14.    CONDEL'F1NA TION..............................18
SECTION 15.    CERTAIN RIGHTS RESERVED TO LANDLORD...........19
SECTION 16.    LANDLORD'S REMEDIES...........................19
SECTION 17.    LA TE CHARGE.................................
SECTION 18.    SUBORDINATION OF LEASE........................22
SECTION 19.    NOTICES AND CONSENTS.........................
SECTION 20.    NO ESTATE IN LAND............................
SECTION 21.    INV ALIDITY OF P ARTICULAR PROVISIONS.........23
SECTION 22.    W AIVER OF TRIAL BY JURY......................2
SECTION 23.    MISCELLANEOUS T AXES.........................
SECTION 24.    BROKERAGE....................................
SECTION 25.    FORCE MAJEURE................................
SECTION 26.    REPETITIVE DEF AUL TS........................
SECTION 27.    DIRECTORY AND SIGNAGE........................
SECTION 28.    SPECIAL STIPULATIONS.........................
SECTION 29.    QUIET ENJOYMENT..............................
SECTION 30.    ESTOPPEL CERTIFICATE BY TENANT................26
SECTION 31.    SECURITY DEPOSIT.............................
SECTION 32.    RENEWAL OPTION...............................
SECTION 33.    FINANCIAL STATEMENTS.........................
SECTION 34.    RECYCLING PROGRAM............................
SECTION 35.    ENTIRE AGREEMENT.............................
SECTION 36.    AUTHORITY....................................
SECTION 37.    EXIBITS......................................

EXHIBIT " A "  OUTLINE OF PREMISES

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                               AGREEMENT OF LEASE
                               ------------------

                  THIS AGREEMENT OF LEASE, dated as of April 9 1999, is entered into by and between REYNOLDS II, L.P ., a limited partnership organized under the laws of the State of New York having an office at 210 Reynolds Arcade Building, Rochester, New York 14614 (the "Landlord"), and SKYCOM CORPORATON, a New York corporation with an office at 14 Franklin Street, Rochester, New York 14604 (the "Tenant").

                                  WITNESSETH:

                   Landlord hereby leases unto Tenant and Tenant hereby accepts from Landlord, that certain space consisting of 7,500 square feet (the "Total Rentable Area") comprising the entire twenty-first (21 st) floor (the "Premises") of the building (the "Building") located at 26 East Main Street, Rochester, New York, with the non-exclusive right to use the subdivided lot (the "Lot") on which the Building is located and the non-exclusive right to use the areas of the Building designated by Landlord from time to time as common and public space (such common space collectively referred to as the "Common Areas"), for the term, the rent, and subject to the conditions and covenants hereinafter provided. The Premises are more particularly shown on the Floor Plan attached hereto as Exhibit " A." The Building, and the Lot, and all other improvements thereon will sometimes be collectively referred to herein as the "Property". Landlord and Tenant hereby stipulate that the rentable area of the Premises shall be deemed to be 7,500 square feet for all purposes under this Lease.

1. COMMENCEMENT OF TERM

                  DATE OF COMMENCEMENT. The term of this Lease shall commence on the date on which Landlord has substantially completed with respect to the Premises all of the Landlord Work (as defined in Section 4 below), subject only to punchlist items (the "Commencement Date"). The term as so commenced shall be for a term of five (5) years and five (5) months and shall end at midnight on the date that marks the end of five (5) years and five (5) months from the Commencement Date; provided, however, that if the Commencement Date is not the first day of a calendar month, then the term shall end on the last day of the calendar month which makes the end of five (5) years and five (5) months from the Commencement Date. Notwithstanding the foregoing, Landlord and Tenant agree that if Tenant takes possession of the Premises prior to Landlord's substantial completion of Landlord Work, for any purpose other than preparing the Premises for occupancy by Tenant, then the term of this Lease shall commence on the date Tenant takes such possession of the Premises.

2. USE

                  The Premises shall be occupied and used by Tenant solely for general office and/or professional business purposes. {50667:}

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3. RENT

                  (a) BASE RENT. Tenant shall pay to Landlord as base or fixed rent (the "Base Rent"), in U.S. legal tender, at Landlord's offices at 210 Reynolds Arcade Building, Rochester, New York 14614, or as otherwise directed from time to time by Landlord's written notice, the annual sum, subject to increases pursuant to Section 3( d) below, of SEVENTY -FIVE THOUSAND and 00/lOO DOLLARS ($75,000.00), such Base Rent to be paid in equal monthly payments of SIX THOUSAND TWO HUNDRED FIFTY and 00/lOO DOLLARS ($6,250.00) each promptly on the first day of every calendar month of the term of this Lease and any extension period hereof, if this Lease is extended, and pro rata, in advance, for any partial month, without demand, the same being hereby waived, and without any set-off or deduction whatsoever. A late charge will be due and owing at the rate prescribed in Section 17 of this Lease upon any Base Rent and Additional Rent (below defined) not paid by the fifth (5th) day of the calendar month in which due.
                  (b) RENT DEPOSIT. Concurrently with Tenant's execution of this Lease, Tenant shall pay to Landlord an amount equal to one ( 1) monthly installment of Base Rent, which amount shall be credited to the first monthly installment of the Base Rent due and payable hereunder.

                  (c) RENT ABATEMENT. Provided that Tenant has not defaulted hereunder, Landlord agrees to provide Tenant an abatement of the Base Rent due for the initial five (5) months of the initial term of this Lease.

                  (d) INCREASES IN BASE RENT. The Base Rent shall be upwardly adjusted beginning on the first day of the second "Lease Year" (below defined) and continuing on the first day of each Lease Year thereafter in accordance with the following schedule:

                      Annual                    Monthly
LEASE YEAR           BASE RENT                  BASE RENT
----------           ---- ----                  ---- ----
1                   $ 75,000.00                 $ 6,250.00
2                   $ 92,449.96                 $ 7,708.33
3                   $122,499.96                 $10,208.33
4                   $140,000.09                 $11,666.67
5                   $150,000.00                 $12,500.00

                  As used herein, the term "Lease Year" shall mean each consecutive full twelve month period during the term of this Lease provided that if the Commencement Date does not fall on the first day of a month then the first Lease Year shall include the period from the Commencement Date to the end of the month in which the Commencement Date occurs, plus the next ensuing twelve
(12) full calendar months. The second Lease Year shall begin on the first anniversary date of the Commencement Date, or on the first anniversary of the first day of the first month after the Commencement Date if the Commencement Date does not fall on the first day of a month, and so on throughout the term of this Lease.

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                  (e) REAL PROPERTY TAXES. Tenant shall pay to Landlord each year, as Additional Rent, a sum equal to the amount by which the real estate taxes and other assessments (collectively the "Real Property Taxes" as below defined) allocable to and levied against the Premises during such year exceed the Real Property Taxes for calendar year 1999 for County Taxes and fiscal year 1999/2000 for School Taxes. The amount so allocable to and levied against the Premises will be the sum obtained by multiplying Tenant's "Pro Rata Share" (below defined) by the Real Property Taxes levied against the Building and Lot.

                  For purposes of this Lease, Real Property Taxes shall be defined as follows: (i) All real estate taxes, including but not limited to town, county and school taxes payable (adjusted after protest or litigation, if any) for any part of the term of this Lease, including any extension period hereof, but exclusive of penalties or discounts, on the Property , (ii) any taxes which shall be levied in lieu of the taxes described in (i) above or which shall be levied on the gross rentals of the Property and the Common Areas but excluding all income taxes of Landlord, (iii) pure waters charges (part based upon assessment and part upon the water consumption by other tenants and users in the Building), sewer district charges, lighting charges, fire district charges and other charges and any assessments (special or otherwise) made against the Property and the Common Areas which shall be required to be paid during the calendar year or fiscal year in respect to which they are being detern1ined, (iv) any water and water pollution charges, (v) and any other governmental real estate taxes, levies, impositions or charges of a similar or dissimilar nature, whether general, special, ordinary , extraordinary , foreseen or unforeseen which may be assessed, levied or imposed upon all or any part of the Property and the Common Areas, and (vi) the reasonable expense of contesting the amount or validity of any such taxes, charges or assessments, such expense (including reasonable attorneys fees) to be applicable to the period of the item contested.

                  (f) TENANT'S SHARE OF REAL PROPERTV TAXES. For purposes hereof, Tenant's "Share of Real Property Taxes" shall be that product obtained by multiplying the amount of the Real Property Taxes against the Building and Lot by a fraction, the numerator of which shall be the number of square feet of Total Rentable Area of the Premises and the denominator of which shall be the total number of square feet of Total Rentable Area of the Building excluding the lobby, elevator shafts, mechanical space, boiler room and other areas of the Building constituting space in the Building not specifically leased to and occupied by a specific tenant. Landlord and Tenant agree that Tenant's pro rata share ("Pro Rata Share") for these purposes shall be deemed to be 2.80%.

                  (g) ESTIMATES. In order to provide for current payments of Real Property Taxes Tenant agrees to pay, as Additional Rent, Tenant's Share of Real Property Taxes in accordance with an estimate by Landlord as prepared from time to time, such estimated amount to be paid in twelve (12) monthly installments commencing on the first day of the month following the month in which Landlord notifies Tenant of the amount of Tenant's Share of Real Property Taxes. If, as finally detern1ined, Tenant's Share of Real Property Taxes shall be greater than or be less than the aggregate of all estimated installments thereof paid by Tenant on account to Landlord for such twelve (12) month period, then Tenant shall pay to Landlord the amount of such underpayment, or Landlord shall refund to Tenant the amount of such overpayment, as the case may be. The

                                       3
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obligation of Tenant with respect to the payment of such Real Property Taxes accrued during the term of this Lease, or any extension period hereof if this Lease is extended, shall survive the expiration or earlier termination of this Lease. Any payment or refund made pursuant to this Subsection (e) shall be made without prejudice to any right of Tenant to dispute, or of Landlord to correct, any item(s) as billed pursuant to the provisions hereof so long as Tenant continues to pay the amount as so estimated and billed.

                  Landlord covenants and agrees that Landlord ~ll provide Tenant with copies of any bill upon which any Real Property Taxes are based together with the calculation used by Landlord in determining Tenant's Pro Rata Share thereof.

                  (h) ~RATING CHARGES. Tenant shall pay to Landlord each year, as Additional Rent, a sum equal to the amount by which Operating Charges (as below defined) allocable to the Premises during such year exceed the Operating Charges allocable to the Premises for calendar year 1999. The amount so allocable to the Premises will be the sum obtained by multiplying Tenant's Pro Rata Share by the Operating Charges attributable to the Building and the Lot.

                  Operating Charges shall mean all costs and expenses incurred by Landlord in the ownership and operation of the Building, the Lot and the Property, including, but not limited to: (a) electricity, water, sewer, power, natural gas, steam, fuel oil and other utility charges (including surcharges and connection fees); (b) insurance premiums; (c) management fees and personnel COSTS; ( d) costs of service, security and maintenance contracts; ( e ) maintenance, redecoration and repair expenses; (t) depreciation for capital expenditures made by Landlord to reduce operating expenses; (g) charges for janitorial, cleaning, security, window cleaning, and snow and trash removal services; (h) any business, professional and occupational license tax payable by Landlord with respect to the Building; (i) reasonable reserves for replacements, repairs and contingencies; G) auditing and accounting fees; (k) legal and other professional fees; and (1) any other expense incurred by Landlord in ovming, managing, maintaining, repairing or operating the Building. Operating Charges shall not include: principal or interest payments on any mortgage or ground lease; leasing commissions; depreciation of the Building (except as specified above); and the costs of special services or utilities separately charged to and paid for by particular tenants of the Building.

                  (i) TENANT'S SHARE OF OPERATING CHARGES. For purposes hereof, Tenant's "Share of Operating Charges" shall be that product obtained by multiplying the amount of the Operating Charges against the Building and Lot by a fraction, the numerator of which shall be the number of square feet of Total Rentable Area of the Premises and the denominator of which shall be the total number of square feet of Total Rentable Area of the office space in the Building excluding the lobby, elevator shafts, mechanical space, boiler room and other areas of the Building constituting space in the Building not specifically leased to and occupied by a specific tenant. Landlord and Tenant agree that Tenant's pro rata share ("Pro Rata Share") for these purposes shall be deemed to be 4.26%.

                  G) ESTIMATES. In order to provide for current payments of Operating Charges Tenant agrees to pay, as Additional Rent, Tenant's Share of Operating Charges in accordance with an estimate by Landlord as prepared from time to time, such estimated amount to be paid in twelve (12) monthly

                                       4
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installments commencing on the first day of the month following the month in which Landlord notifies Tenant of the amount of Tenant's Share of Operating Charges. If, as finally determined, Tenant's Share of Operating Charges shall be greater than or be less than the aggregate of all estimated installments thereof paid by Tenant on account to Landlord for such twelve (12) month period, then Tenant shall pay to Landlord the amount of such underpayment, or Landlord shall refund to Tenant the amount of such overpayment, as the case may be. The obligation of Tenant with respect to the payment of such Operating Charges accrued during the term of this Lease, or any extension period hereof if this Lease is extended, shall survive the expiration or earlier termination of this Lease. Any payment or refund made pursuant to this Subsection ( e ) shall be made without prejudice to any right of Tenant to dispute, or of Landlord to correct, any item(s) as billed pursuant to the provisions hereof so long as Tenant continues to pay the amount as so estimated and billed.

                  (k) AGREEMENT TO PAY. Tenant does hereby covenant and agree to pay promptly the amounts computed pursuant to this Section 3 and otherwise herein as additional rent (" Additional Rent") as and when the same shall become due and payable, without demand therefore, and without any set-off or deduction whatsoever.
                  (I) COSTS AND EXPENSES DEEMED RENT. All COSTS and expenses which Tenant assumes or agrees to pay to Landlord pursuant to this Lease shall be deemed Additional Rent and, in the event of non-payment thereof, Landlord shall. have all the rights and remedies herein provided for in case of non-payment of Rent (below defined).

                  (m) ~ The Base Rent together with the Additional Rent described in this Section 3 will be collectively referred to herein as Rent.

4. LEASEHOLDI~ROVEMENTS

                  Tenant accepts the Premises in ITS "as is" condition, except that Landlord agrees, at Landlord's expense, to clean all existing carpeting in the Premises (the "Landlord Work"). All other initial improvements to the Premises shall be conducted by Tenant, at Tenant's expense and in accordance with Section 11(f) of this Lease (the "Tenant Work"). Notwithstanding the foregoing, Landlord agrees to provide Tenant an allowance not to exceed Three Thousand and 00/lOO Dollars ($3,000.00) toward the cost of the Tenant Work (the "Allowance"). Landlord shall pay the Allowance to Tenant within thirty (30) days after receipt of copies ofpaid invoices therefor.

                  Tenant covenants and agrees that upon expiration of the term of this Lease, including any extension thereof, Tenant, at the election of Landlord, will remove all tenant improvements other than those which are part of the Landlord Work, and return the Premises to Landlord in the same condition as of the Commencement Date, except for reasonable wear and tear and occurrences pursuant to Sections 13 and 14 hereof. Landlord agrees to exercise such election by notifying Tenant in writing 30 days prior to the expiration of this Lease, or any extension terms, if extended. If Landlord does not make such election, then such improvements shall remain in the

                  Premises as Landlord's property after the expiration of the term hereof.

                                       5
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5. SERVICES

Landlord shall provide the following services:

                  (a) HEAT VENTILATION AND AIR CONDITIONING. Heat, ventilation and air conditioning equipment needed for the comfortable use and occupancy of the Premises as determined by Landlord. The above services will be provided from 7:30 a.m. to 5:30 p.m. each Monday through Friday, excluding holidays. If Tenant requires air conditioning or heat beyond the norII1al hours of operation, then Landlord will furnish the same, provided Tenant gives Landlord sufficient advance notice of such requirement. Tenant shall pay for such extra services in accordance with Landlord's then-current schedule. Except as otherwise provided herein, Landlord shall not be required to furnish services and utilities during hours other than the normal hours of operation of the Building.

                  (b ) ELEVATOR SERVICE. available at all times. The Passenger and freight elevator shall be

                  (c) CLEANING. Provided that Tenant shall keep the Premises in good order, Landlord shall cause the Premises, including those interior hallways which are located within the Premises, to be cleaned in accordance with Landlord's customary cleaning contract Tenant shall also pay to Landlord, within 15 days of billing, the costs incurred by Landlord for any cleaning in or of the Premises in excess of Landlord's customary cleaning contract as well as for any additional cleaning requested by Tenant.

                  (d) BUILDING COMMON AREA JANITORIAL SERVICES. Landlord shall provide janitorial services with respect to the common areas of the Building in accordance with the standards of Landlord's customary cleaning contract

                  (e) ~. Landlord, at its expense, shall furnish adequate hot and cold water in public areas for drinking, lavatory and toilet, and ordinary cleaning purposes.

                  (t) ELECTRICAL ENERGY .Landlord shall furnish all electrical energy used by Tenant for heat, air-conditioning, light and other services. Landlord will install and change light bulbs but the cost of such bulbs shall be paid by Tenant.

                  (g) ACCESS TO PREMISES. Tenant shall have access to the Building and the Premises 24 hours per day, 7 days per week, 52 weeks per year unless such access is prevented by reasons beyond Landlord's control or by the acts of Force Maguire as are described in Section 25 of this Lease.

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                  (h) ADDITIONAL WORK OR SERVICES. Notwithstanding any other provisions herein, should Tenant require any work or services in addition to those described in Subsection (a) through (f) of this Section 5, Landlord may upon reasonable advance request by Tenant furnish such additional service and Tenant agrees to pay Landlord, with the next monthly installment of Rent, such charges as may be agreed on but in no event less than Landlord's actual cost plus overhead for the additional services provided.

                  (i) INTERRUPTIONS IN SERVICE. It is understood that Landlord does not warrant that any of the services referred to above, or any other services which Landlord may supply, will be free from interruption. Tenant acknowledges that any one or more of such services may be suspended by reason of accident or of repairs, alterations or improvements necessary to be made, or by strikes or lockouts, or by reason of operation of law, or causes beyond the reasonable control of Landlord. No such interruption of service shall be deemed an eviction or disturbance of Tenant's use and possession of the Premises, or any part thereof, or render Landlord liable to Tenant for damages by abatement of Rent or otherwise, direct or consequential, nor shall any such interruption relieve Tenant from performance by Tenant of its obligations under this Lease.

WAIVER OF CERT AIN CLAIMS

                  Tenant, to the extent permitted by law, waives all claims it may have against Landlord, and against Landlord's agents, employees and contractors for damage to person or property sustained by Tenant or by any occupant of the Premises, or by any other person, resulting from any part of the Property or Common Areas or any equipment or appurtenances becoming out of repair, or resulting from any accident in or about the Property or Common Areas or resulting directly or indirectly from an:y act or neglect of any tenant or occupant of any part of the Property or Common Areas or of any other person, except that this waiver shall not apply to damages for injuries to person or property caused by or resulting from the negligence of Landlord, its agents, servants or employees unless such loss is covered by insurance Tenant actually carries or is required to carry under this Lease. This waiver shall include not only direct damages but also claims for consequential damages and any claims for abatement of Rent due hereunder, it being intended that this waiver be absolute.

                  If any property damage results from any act or neglect of Tenant, Landlord may at Landlord's option, repair such damage and Tenant shall thereupon pay to Landlord so much of the total cost of such repair or replacement as is not covered or paid to Landlord under Landlord's insurance policy, including the amount of any deductible, as well as so much of the total cost of such repair as exceeds any insurance proceeds Landlord receives in respect of such damage.

                  Tenant agrees to defend and hold Landlord harmless and indemnify against each and every claim and liability for injuries to any person or persons and for damage to or loss of personal property occurring in or about the Property or Common Areas, due to any act of negligence or default under this Lease by Tenant its contractors, agents or employees.

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7. INSURANCE

                  (a) FIRE AND HAZARD INSURANCE. Landlord shall at ITS expense, procure and maintain during the term of this Lease and any extension period hereof, fIre and hazard insurance in an amount equal to the replacement value of the Building (less footings, foundations and site work) and comprehensive public liability insurance, and such insurance shall provide for a waiver of the insurer's subrogation rights as against Tenant.

                  (b ) Public Liability Insurance. Contractual Liability Insurance. Personal PROPERTV INSURANCE AND BUSINESS INTERRUPTION INSURANCE. Tenant shall, at its expense, procure and maintain during the term of this Lease and any extension period hereof, comprehensive public liability insurance, contractual liability insurance, all risk personal property insurance and business interruption insurance under policies issued by insurers only licensed to do business in the State of New York and being of recognized responsibility with a Best rating of not less than A 7. The public liability and contractual liability insurance shall each have a single limitation of liability of not less than $3,000,000 for personal injury, bodily injury, death, as well as for damage or injury to or destruction of property (including the loss of use thereof) for anyone occurrence. The personal property insurance shall cover all risks and be in an amount equal to the replacement value of the personal property of Tenant located on the Property and Common Areas. The business interruption insurance shall be in minimum amounts typically carried by prudent tenants engaged in similar operations, but in no event in an amount less than necessary to cover one full year of Rent. Tenant shall maintain such insurance throughout the term of this Lease and any extension hereof at that monetary value which the respective $3,000,000 and, replacement value hereinabove stipulated represent as of the date of this Lease (as determined by Tenant's insurer) and Tenant shall review the limits of its policies annually to ensure that such monetary value is maintained each year. Tenant's policies shall:

                  (i) Name Landlord, its agents, servants and employees as additional insured's except in the case of the personal property insurance where Tenant shall furnish Landlord with a waiver of subrogation;

                  (ii) Provide for 30 days' notice to Landlord prior to any amendment, change, modification, lapse or cancellation of coverage; and

                  (iii) Contain an endorsement that there will be no defense, disclaimer of coverage, exception or exclusion based upon any act of the insured.

                  Tenant shall furnish Landlord with a binder or a copy of the policy of insurance with evidence of premium payment within 10 days of execution of this Lease showing the coverage, clauses and endorsements herein required and thereafter such binder or copy of the policy and evidences of premium payment shall be furnished by Tenant to Landlord not less than 10 days prior to the expiration date of each such policy.

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8. HOLDING OVER

                  If Tenant fails to vacate the Premises at the expiration of this Lease or any extension period thereof, if extended, then Tenant shall pay Landlord Base Rent at double the monthly rate in effect immediately prior to such holdover as specified in Section 3 for the time Tenant thus remains in possession and, in addition thereto, shall be responsible for and reimburse Landlord for all direct and consequential damages sustained by Landlord by reason of Tenant's retention of possession. The provisions of this Section do not exclude Landlord's rights of re-entry or any other right or remedy of Landlord hereunder.

9. ASSIGNMENT AND SUBLETTING

                  The following provisions shall govern any desired subletting or assignment by Tenant of all or part of the Premises:

                  (a) PROHIBITION. Tenant shall not, without Landlord's prior written consent which shall not be unreasonably withheld or delayed: (a) assign, convey, mortgage, pledge, encumber or otherwise transfer (voluntarily or involuntarily) this Lease or any interest under it; (b) allow any transfer thereof or any lien upon Tenant's interest by operation of law; (c) sublet the Premises or any part thereof, or ( d) permit the use or occupancy of the Premises or any part thereof by any person or entity other than Tenant.

                  (b) RECAPTURE. Notwithstanding anything herein to the contrary, if at any time or from time to time during the term of this Lease or any extension period hereof, Tenant desires to sublet or assign this Lease with respect to all or part of the Premises, Tenant shall notify Landlord in writing (hereinafter referred to in this Section as the "Notice") of the terms of the proposed subletting or assignment and the area proposed to be sublet or covered by the assignment and deliver to Landlord an executed copy of the proposed sublease or assignment thereby giving Landlord the option to either (i) sublet from Tenant such space (hereinafter referred to as "Sublet Space") at the same Rent as Tenant is then required to pay to Landlord under this Lease for the same space, or (ii) terminate this Lease with respect to the Sublet Space in which case Tenant shall be released from any further liability hereunder. If the Sublet Space does not constitute the entire Premises and Landlord exercises its election to terminate this Lease with respect to the Sublet Space, then, as to that portion of the Premises which is not part of the Sublet Space, this Lease and the Rent due from Tenant shall be reduced by a fraction, the numerator of which shall be the rentable square feet of the Sublet Space and the denominator of which shall be the rentable square feet of the Premises such fraction to be then multiplied by the Rent then due to determine the amount of the reduction. The election to either sublet or to terminate this Lease shall be exercisable by Landlord in writing within a period of forty-five (45) days after receipt of the Notice and the executed copy of the proposed sublease or assignment.

                  (c) SUPREMACV OF LEASE. In the event Landlord elects to sublet the Sublet Space, the term of such subletting from Tenant to Landlord shall be the term set forth in the Notice and such subletting shall be on such terms and conditions as are contained in this Lease as the then current Rent, except that Landlord shall have the right to further sublet the Sublet Space.

                  (d) REGUIREMENTS. At the same time Tenant delivers the Notice to Landlord, Tenant shall also submit to Landlord a proposed copy of the proposed assignment or sublease and such information concerning the proposed assignment or sublease and the proposed assignee or sublessee as may be requested by Landlord for Landlord's review and approval which shall not be unreasonably withheld or delayed. The following shall, however, be requirements for any approval by Landlord:

                  (i) The proposed subtenant or assignee must submit a current financial statement to Landlord and must have a credit rating satisfactory to Landlord, in Landlord's reasonable judgment;

                  (ii) The proposed subtenant or assignee must, in Landlord's reasonable judgment, be fmancially responsible and of good professional reputation as well as engaged in a business reasonably compatible with the character of the business of other tenants in the Building;

                  (iii) The sublease must by its terms be expressly subject and subordinate to this Lease, must require that any subtenant comply with and abide by all of the terms of this Lease, and must provide that any termination of this Lease shall also extinguish the sublease;

                  (iv) The proposed subtenant or assignee may not be any person or entity either then occupying space in the Building or one with whom Landlord is then negotiating for space in the Building;

                  (v) Tenant may not then nor at the commencement of the sublease be in default under this Lease beyond any applicable grace period;

                  A fully executed counterpart of the assignment or sublease must be delivered to Landlord within sixty (60) days after the date of Landlord's approval or Landlord's approval of the proposed assignment or sublease shall be deemed null and void and Tenant shall again comply with all the conditions of this Section as if the Notice hereinabove referred to had not been given and received.

                  (e) REVIEW AND APPROVAL COSTS. Tenant agrees to pay to Landlord, on demand, the reasonable costs incurred by Landlord in connection with any request by Tenant for Landlord to consent to any assignment or subletting by Tenant, including reasonable attorneys' fees.

                  (f) DEEMED ASSIGNMENT/SUBLET. For purposes of this Section 9 the following shall be deemed a prohibited assignment or sublease, as the case may be:

                  (i) the transfer of more than thirty percent (30%) of the outstanding capital stock of any corporate tenant or subtenant or any increase in the amount of issued and/or outstanding shares of capital stock and/or the creation of one or more 10 additional classes of common stock of any corporate tenant or subtenant with the result that the beneficial and record ownership in and to such tenant or subtenant changes by more than thirty percent (30%) from the beneficial and record ownership as of the Commencement Date, or the transfer of more than thirty percent (30%) of any partnership interest in Tenant or any subtenant, if Tenant or subtenant is a partnership, however accomplished, whether in a single transaction or in a series of related or unrelated transactions;

                  (ii) any agreement by any other person or entity directly or indirectly, to assume Tenant's obligations under this Lease;

                  (iii) any transfer by operation of law or otherwise, of Tenant's interest in this Lease; and

                  (iv) each modification, amendment or extension of any sublease to which Landlord has previously consented shall be deemed a new sublease.

                  Tenant agrees to furnish Landlord upon demand at any time, such information and assurances as Landlord may reasonably request that neither Tenant, nor any previously permitted subtenant, has violated the provisions of this Section.

                  (g) RIGHTS OF LANDLORD UPON SUBLETTING, If, with the consent of Landlord, the Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the subtenant or occupant, and apply the net amount collected to the Rent herein reserved. If, without consent of Landlord, the Premises or any part thereof be sublet or occupied, Landlord may collect rent from such subtenant or occupant and apply the net amount collected to the Rent herein reserved but no such subletting, occupancy or collection shall be deemed a waiver of any of Tenant's covenants contained in this Lease or an acceptance by Landlord of the subtenant or occupant as Tenant. In neither of the foregoing two circumstances shall Tenant be relieved from ITS obligations under this Lease or from further perfom1ance by Tenant of covenants on the part of Tenant herein contained.

                  (h) RIGHTS OF LANDLORD UPON ASSIGNMENT. If, with the consent of Landlord, this Lease or any interest herein is assigned by Tenant to a third party assignee, such assignment shall not relieve Tenant of its obligations hereunder and Landlord may, after default by the assignee in the payment of Rent or in the performance of any other obligation of Tenant under this Lease, demand and enforce performance of this Lease by Tenant-assignor including the payment of Rent from Tenant-assignor to the fullest extent provided by this Lease and/or the payment by Tenant- assignor of any direct damages sustained by Landlord.

10. CONDITION OF PREMiSES

                  Subject only to such items as are set out on any punch list prepared by Landlord and Tenant, Tenant's taking possession of the Premises shall be conclusive evidence as against Tenant that the Premises were in good order and satisfactory condition when Tenant took possession. No promises of Landlord to alter, remodel, repair or improve the Premises or the Building and no representation respecting the condition of the Premises, the Building or the Property have been made by Landlord to Tenant, other than as may be contained herein.

                  At the expiration or earlier termination of this Lease, Tenant shall return the Premises broom-clean and in as good condition as when Tenant took possession, ordinary wear and loss by fIre or other casualty excepted, failing which Landlord may restore the Premises to such condition and Tenant shall pay the cost thereof on demand.

11. USE OF PREMISES

                  Tenant agrees to comply with the following provisions regarding the use of the Premises.

                  (a) :ARBITRATION ON SELLING ACTIVITIES. Tenant shall not exhibit, sell or offer for sale on the Premises or in the Building any article or thing without the advance consent of Landlord.

                  (b) COMPLIANCE WITH LAW. Tenant will not make or permit to be made any use of the Premises or any part thereof which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or any mortgage on the Property or which directly or indirectly is forbidden by public law, ordinance or governmental regulation (including, without limitation, all environmental laws) or which may be dangerous to life, limb, or property, or which may invalidate or increase the premium cost of any policy of insurance carried on the Building, the Property or covering ITS operation, or which will suffer or permit the Premises or any part thereof to be used in any manner or anything to be brought into or kept therein which, in the judgment of Landlord, would in any way impair or tend to impair the character, reputation or appearance of the Building as a high quality building, or which would impair or interfere with or tend to impair or interfere with any of the services performed by Landlord for the Property .Tenant agrees to change, reduce or stop any such use or install necessary equipment, safety devices, pollution control systems or other installations at any time during this Lease to comply with the foregoing.

                  (c) ~. Tenant shall not display, inscribe, print, paint, maintain or affiX on any place on the exterior or interior of the Building (excepting only such part or parts of the Premises as is or are not visible from outside the Premises) nor on the Lot or any Common Area any decoration, sign, notice, legend, direction, figure, or advertisement or window treatment, curtains or display materials except in or at such place or places, and then only such name(s) and matter, and in such color, size, style, place and materials, as shall fIrst have been approved by Landlord in writing.

                  (d) ADVERTISING, Tenant shall not advertise the business, profession or activities of Tenant conducted in the Building in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business, profession or activities and shall not use the name of the Building for any purposes other than that of the business address of Tenant, and shall never use any picture or likeness of the Building in any circulars, notices, advertisements or correspondence without Landlord's consent.

                  (e) ~ No additional locks or similar devices shall be attached to any door or window without Landlord's prior written consent and no keys for any door other than those provided by Landlord shall be made. If more than two keys for one lock are desired, Landlord will provide the same upon payment by Tenant. All keys must be returned to Landlord at the expiration or termination of this Lease.

                  (t) ALTERATIONS. Tenant shall not make any alterations, improvements, or additions of or to the Premises (collectively , " Alteration") without Landlord's advance written consent in each and every instance. In the event Tenant desires to make any Alteration, Tenant shall first submit to Landlord plans and specifications therefore and obtain Landlord's written approval thereof prior to commencing any such work. Any contractor hired by Tenant must be properly insured and, if required, licensed. Each and every Alteration, whether temporary or permanent in character, made by Landlord or Tenant in or upon the Premises shall become Landlord's property and shall remain upon the Premises at the expiration or earlier termination of this Lease without compensation to Tenant (excepting only Tenant's movable office furniture, trade fIXtures, office and professional equipment) unless Landlord in writing requires Tenant to remove such Alteration upon expiration of the term of this Lease or any extension period, if extended. Landlord shall serve such writing upon Tenant regarding the removal of an Alteration not later than thirty (30) days prior to the expiration of the term of this Lease or extension period, if extended, and Tenant shall thereafter remove such Alteration as herein required, repair any damage caused by such removal and restore the Premises to the condition specified in Section 10 of this Lease.

                  (g) AFTER HOURS OCCUPANCV AND VISITORS. All persons entering or leaving the Building after hours on Monday through Friday, or at any time on Saturdays, Sundays and holidays, may be required to do so under such regulations as Landlord may impose. Landlord may exclude or expel any peddler.

                  (h) FLOOR PLAN. TENANT shall not overload any floor. Landlord may direct the time and manner of delivery , routing and removal, and the location, of safes and other heavy articles.

                  (i) INSTALLATION OF MACHINERY: PROHIBITION AGAINST LOADING. Unless Landlord gives advance written consent, Tenant shall not install or operate any steam or internal combustion engine, boiler, machinery, refrigerating or heating device or air conditioning apparatus in or about the Premises, or carry on any mechanical business therein, or use the Premises for housing accommodations or lodging or sleeping purposes, or do any cooking therein except as otherwise provided herein, or use any illumination other than electric light, or use or permit to be brought into the Building any flammable fluids such as gasoline, kerosene, naphtha, and benzine, or any explosives, radioactive materials or other articles deemed extra hazardous to life, limb or property except in a manner which would not violate any ordinance or regulation of the City of Rochester or any other applicable law or regulation. Tenant shall not use the Premises for any illegal or irnmoral purpose.

                  G) (POUND)NERE:V CONSERVATION. Tenant shall cooperate fully with Landlord to assure the effective operation of the Building's air-conditioning system, including the closing of the venetian blinds and drapes, and the keeping closed of any operable windows when the air-conditioning system is in use. Tenant shall further comply with any applicable federal laws, rules, ordinances or administrative enactments on energy conservation, in office buildings.

                  (k) CONTRACTS. Tenant shall not contract for any work or service which might involve the employment of labor in violation of any contract with the Building employees or employees of contractors doing the work or performing services, by or on behalf of Landlord on an ongoing basis (full time or part time but not ad hoc).

                  (I) ACCESS. Except as otherwise expressly permitted in this Lease, the Common Area, sidewalks, halls, passages, exits, entrances, and stairways shall not be obstructed by Tenant or used for any purpose other than for ingress to and egress from its Premises. The common areas, halls, passages, exits, entrances, elevators, stairways and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety , character, reputation and interests of the Property , the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant's business unless such persons are engaged in illegal activities. No Tenant and no employees or invitees of Tenant shall go upon the roof or mechanical floors of the Building.

                  (m) NUISANCE. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Property or the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought in or kept in or about the Premises of the Building or the Property.

                  (n) SECURI!Y AND ELECTRIC CONSUMPTION. Tenant shall see that the doors, and windows, if operable, of the Premises are closed and securely locked before leaving the Building and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before Tenant or Tenant's employees leave the Building and that if required by law or regulation, all electricity shalllikeVwise be carefully shut off so as to prevent waste or damage, and for any default or carelessness Tenant shall make good all injuries and losses sustained by Landlord to the extent of any deductibles and such excess COSTS as are not paid or covered under Landlord's or Tenant's insurance and as are sustained by Landlord as a result, in whole or in part, from Tenant's negligence.

                  (o) ENVIRONMENTAL LAWS.

                           (i) Tenant covenants and agrees as follows:

                                (a) Tenant shall keep the Premises and the
Property free of all Hazardous Substances, shall promptly remove from the Premises and the Property and shall dispose of all Hazardous Substances by-products in compliance with all applicable Environmental Laws, and shall not permit the Premises to be used for the storage, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Substances.

                                (b) Tenant shall comply with all applicable
Environmental Laws and shall obtain and comply with all Environmental Permits.

                                (c) .Tenant shall promptly provide Landlord with
a copy of all notifications of any Release or the threat of a Release on, at or from the Premises given by or on behalf of Tenant to any federal, state or local governmental agencies or authorities or received by or on behalf of Tenant from any source whatsoever.

                                (d) Tenant shall undertake and complete all
investigations, studies, sampling and testing and all removal and other remedial actions necessary to contain, remove and clean up all Hazardous Substances that are determined to be present at the Premises in accordance with all applicable Environmental Laws and all Environmental Permits.

                                (e) Tenant shall at all times allow Landlord and
Landlord's lenders and their officers, employees, agents, representatives, contractors and subcontractors, reasonable access to the Premises for the purpose of ascertaining site conditions, including, but not limited to, subsurface conditions, provided, however that any such entity to which access is so allowed shall not unreasonably interfere with or disrupt Tenant's use of the Premises and shall restore any damage to the Premises caused by their access and inspection.

                                (f) If at any time Tenant obtains any evidence
or information which suggests that potential environmental problems may exist at the Premises, Landlord may require that a full or supplemental environmental inspection and audit report with respect to the Premises of a scope and level of detail satisfactory to Landlord be prepared by an environmental engineer or other qualified person acceptable to Landlord, at Tenant's sole cost and expense. If said audit report indicates the presence of any Hazardous Substance or a Release or the threat of a Release on, at or from the Premises, Tenant shall promptly undertake and diligently pursue to completion all necessary, appropriate and legally authorized investigative, containment, removal, clean up and other remedial action. using methods recommended by the environmental engineer or other person who prepared said audit report and acceptable to the appropriate federal, state and local regulatory authorities.

                           (ii) Tenant covenants and agrees, at its sole cost
and expense, to indemnify, protect, defend and save harmless Landlord from and against any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, actions, proceedings, costs, disbursements and/or expenses (including, without limitation, attorneys' and experts' fees, expenses and disbursements) of any kind or nature whatsoever which may at any time be imposed upon, incurred by or asserted or awarded against Landlord relating to, resulting from or arising out of (i) the use of the Premises for the storage, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Substance or for the storage of petroleum or petroleum based products, (ii) the presence of any Hazardous

Substance or a Release or the threat of a Release on, at or from the Premises,
(iii) the failure to promptly undertake and diligently pursue to completion all necessary, appropriate and legally authorized investigative, containment, removal, clean up and other remedial actions with respect to a Release or the threat of a Release on, at or from the Premises; (iv) human exposure to any Hazardous Substance, noises, vibrations or nuisances of whatever kind to the extent the same arise from the condition of the Premises or the ownership, use, operation, sale, transfer or conveyance thereof, (v) a violation of any applicable Environmental Law, (vi) non-compliance with any Environmental Permit or (vii) a material misrepresentation or inaccuracy in any representation or warranty or a material breach of or failure to perform any covenant made by Tenant in this Lease.

                           (iii) All capitalized terms used in this Section and
not heretofore defmed shall have the meanings set forth below.

                           '~ENVIRONMENTAL LAWS" means all federal, state and
local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the Environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

                           "ENVIRONMENTAL PERMITS" means all pennits, licenses,
approvals, authorizations, consents or registrations required by an applicable Environmental Law in connection with the ownership, use and/or operation of the Premises for the storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances or the sale, transfer or conveyance of the Premises.

                           "HAZARDOUS SUBSTANCE" means, without limitation, any
flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials, as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, ~ ~.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, ET SEG.). the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, ET S~.). the Toxic Substances Control Act, as amended (15 U.S.C. Sections 2601, ET SEG.) Articles 15 and 27 of the New York State Environmental Conservation Law or any other applicable Environmental Law and the regulations promulgated thereunder.

                           "RELEASE" has the same meaning as given to that term
in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601, ~ ~.), and the regulations promulgated thereunder. (iv) Landlord makes no warranties or representations whatsoever with respect to the environmental condition of the Premises, except that Landlord represents that it has no knowledge of any violation of any Environmental Laws or Environmental Permits affecting the Premises.

                  In addition to any liability for breach of any covenant of this Section, Tenant shall pay to Landlord an amount equal to any increase in insurance premiums payable by Landlord, caused by such breach, default or carelessness on the part of Tenant.

12. REPAIRS

                  Tenant shall give to Landlord prompt written notice of any damage to, or defective condition in the Building structure or in any part or appurtenance of the Building's plumbing, electrical, heating, air-conditioning, ventilation, sprinkler, elevator or other systems serving, located in, or passing through the Premises. Subject to the provisions of this Section 12, Tenant snall, at Tenant's own expense, keep the Premises in good order, condition and repair during the term, except that Landlord, at Landlord's expense (unless caused by the fault or negligence of Tenant, its contractors, agents, or employees in which case Tenant shall pay Landlord for any deductible and any cost. which either exceeds insurance proceeds Landlord receives or which is no~ covered under Landlord's insurance policy in respect of such damage) shall keep in repair and maintain the exterior of the Building, the electrical, heating, air-conditioning, ventilation, sprinkler, elevator or other systems serving, located in or passing through the Premises, plumbing fixtures located in the Building (except those installed by Tenant with Landlord's approval), outside walls, including windows, loadbearing walls (except as to surface damage done by or attributable to Tenant) and doors and roof.

                  Tenant, at Tenant's expense, shall comply with all laws and ordinances, and all rules and regulations of all governmental authorities and of all insurance bodies at any time in force, applicable to the Premises or to Tenant's use thereof, except that Tenant shall not hereby be under any obligation to comply with any law, ordinance, rule or regulation requiring any structural alteration of or in connection with the Premises, unless such alteration is required by reason of a condition which has been created by, or at the instance of, Tenant, or is required by reason of a breach of any of Tenant's covenants and agreements hereunder. Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any repairs or replacements of any panels, decoration, office fIXtures, railing, ceiling, floor covering, partitions, or any other property installed in the Premises by Tenant unless such injury or damage is a direct result of negligence on the part of Landlord or its contractors, agents or employees, and Tenant is not reimbursed for such injury or damage from insurance proceeds.

13. DESTRUCTION OF PREl\fiSES

                  If the Premises shall be partially damaged by fire or other causes the damage shall be repaired by and at the expense of Landlord, unless the damage is caused by the fault or neglect of Tenant, Tenant's servants, employees, agents, visitors or licensees, and in no event shall the Rent be abated during the period of such repairs. In the event, however, that such partial damage is due to the fault of Tenant, Tenant's servants, employees, agents, visitors or licensees, the damage shall be repaired by Tenant, and Tenant shall pay the COSTS of such repairs to the extent that no insurance proceeds or insufficient insurance proceeds (including any deductible) are received by Landlord for such damage. Landlord may, however, elect to make such repairs, if in its judgment it is more practical and expeditious to do so, and charge Tenant with the above mentioned costs. No penalty shall accrue for delays which may arise through adjustment of insurance or for delays on account of any cause beyond Landlord's control.

                  If more than 50% of the Premises is totally damaged or rendered wholly untenantable by fife or any other cause, Landlord shall within sixty (60) days of the date of such damage, decide whether or not to restore the Premises, and give Tenant notice in writing of such decision within such period. If Landlord elects not to restore the Premises or fails to give such written notice to Tenant within the 60-day period above mentioned the term of this Lease shall cease, terminate and expire upon such 6Oth day and Tenant shall vacate the Premises and surrender the same to Landlord. Upon termination of this Lease, under the conditions herein provided, Tenant's liability for rent shall cease and be adjusted as of the day following the casualty. Tenant hereby expressly waives the provisions of Section 227 of the Real Property Law and agrees that the foregoing provisions shall govern and control in lieu thereof.

                  If, however, Landlord elects to restore the Premises and gives notice to Tenant to such effect within the 60-day period above mentioned, then Landlord shall have a period of up to 180 days from the date of notification by Landlord to Tenant within which to restore the Premises to as feasibly near a condition to that which existed prior to the damage excluding only non- Building Standard Work or special improvements made by Tenant to the Premises. Such 180-day period shall be extended on a day-by-day basis for each day beyond the 60-day period above mentioned that Landlord does not receive the full insurance proceeds for the damage sustained.

                  The obligation of Landlord under this Section 13 shall be expressly subject to Section 25 on Force Majeure.

14. CONDEl'f1NATION

                  If the Premises or any part thereof shall be taken by any public or private authority through condemnation or eminent domain, Landlord shall immediately notify Tenant in writing.

                  If such taking reduces the Premises by more than 50% (whether by a single taking or a series of takings) either party may terminate this Lease at any time by written notice to the other to be given within ninety (90) days of the date of the taking. Should Tenant or Landlord elect not to terminate this Lease, the Rent shall be reduced from and after such taking to an amount to be determined by multiplying the Rent which would otherwise have been due by a fraction of which the numerator shall be the number of square feet of the remaining portion of the Premises, and the denominator the number of square feet of the entire Premises.

                  In the event this Lease is not terminated as above provided, Landlord covenants and agrees to restore said Premises within 180 days of the expiration of the 90-day period above referred to.

                  Whether this Lease is terminated or not, Landlord shall be entitled to all the proceeds of the condemnation award with respect to the value of the Building and/or Lot taken, and Tenant shall have no claim against Landlord or the condemning authority for any unexpired term of this. Lease nor for any other leasehold interests. Tenant's only claims shall be for moving expenses and trade fIxtures.

15. CERTAIN RIGHTS RESERVED TO LANDLORD

         Landlord reserves the following rights:

                  (a) To name the Building or the Property and to change the name or street address of the Building.

                  (b) To install and maintain a sign or signs on the exterior or interior of the Building or on the Lot provided any such sign or signs will not be located in the Premises except as may be required by law, regulation or administrative enactment.

                  (c) To designate all sources furnishing sign painting and lettering, ice, drinking water, towels, toilet supplies, vending machines, mobile vending service, catering, and like services used on the Premises or in the Building. Notwithstanding the foregoing and notwithstanding any prohibition elsewhere in this Lease on cooking in the Premises, Tenant may install and use a coffee machine, vending machines, refrigerator, stove and microwave oven for use by employees so long as the same is not prohibited under local, state or federal law .

                  (d) To take possession of the Premises, during the last 90 days of the term if Tenant has then vacated the Premises and prepare the same for occupancy by another tenant or tenants.

                  (e) To constantly have pass keys to the Premises.

                  (f) On reasonable prior notice to Tenant, to exhibit the Premises to prospective tenants and to any prospective purchaser, mortgagee, or assignee of any mortgage on the Property and to others having a legitimate interest during the term or any extension period hereof, if extended, upon reasonable advance notice to Tenant.

                  (g) At any time and without notice in the event of an emergency, and otherwise upon reasonable notice and at reasonable times, to take any and all measures, including inspections, repairs, alterations, additions and improvements to the Premises, the Building or to the Property, as may be necessary or desirable for the safety, protection or preservation of the Premises, the Building or the Property or Landlord's interests, or as may be necessary or desirable in the operation or improvement of the Premises, the Building or the Property or in order to comply with all laws, orders and requirements of governmental or other authority .

16. LANDLORD'S REMEDIES

                  All rights and remedies of Landlord herein entUllerated shall be cumulative, and none shall exclude any other right or remedy allowed by law. In addition to the other remedies in this Lease provided, Landlord shall be entitled to the restraint by injunction of any violation or attempted material violation of any of the covenants, agreements or conditions of this Lease.

                   (a) BANKRUQTCY: RE-ORGANIZATION. If Tenant shall (i) apply for or consent to the appointment ofa receiver, trustee or liquidator of Tenant or of all or a substantial part of its assets, (ii) admit in writing its inability to pay its DEBTS as they come due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or an answer seeking reorganization or arrangement with creditors or to take advantage of any insolvency law other than the federal Bankruptcy Code, or (v) file an answer admitting the material allegations of a petition filed against Tenant in any reorganization or insolvency proceeding, other than a proceeding commenced pursuant to the federal Bankruptcy Code, or if any order, judgment or decree shall be entered by any court of competent jurisdiction, except for a bankruptcy court or a federal court sitting as a bankruptcy court, adjudicating Tenant insolvent or approving a petition seeking reorganization of Tenant or appointing a receiver, trustee or liquidator of Tenant or of all or a substantial part of its assets, and Tenant is unable to restore its fmancial position, stay any Bankruptcy proceeding or cure any of the aforementioned events of default within 60 days after such occurrence, then, in any such event and upon the passage of 60 days thereafter, Landlord may give to Tenant a notice of intention to end the term of this Lease specifying a day not earlier than ten (10) days thereafter, and upon the giving of such notice the term of this Lease and all right, title and interest of Tenant hereunder shall expire as fully and completely on the day so specified as if that day were the date herein specifically fixed for the expiration of the term.

                   (b) DEFAULT IN TENANT OBLIGATIONS. If Tenarlt defaults in the payment of Rent and such default continues for 5 days after notice, or defaults in the prompt and full performance of any other provision of this Lease and such default continues for 30 days after notice, or if such default cannot be cured within 30 days, Tenant does not commence to cure such default within 30 days and diligently pursue the same to completion thereafter, or if the leasehold interest of Tenant be levied upon under execution or be attached by process of law and such levy or attachment is not removed within 30 days thereafter, or if Tenant abandons the Premises and ceases to pay Rent hereunder for a period in excess of 30 days, then and in any such event Landlord may, at its election, either terminate this Lease and Tenant's right to possession of the Premises or, without terminating this Lease, endeavor to relet the Premises. Nothing herein shall be construed so as to relieve Tenant of any obligation, including the payment of Rent, as provided in this Lease.

                   (c) SURRENDER OF POSSESSION: LANDLORD'S RIGHT TO RE-ENTER. Upon any ternllnation of this Lease, Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Landlord, and hereby grants to Landlord full and free license to enter into and upon the Premises to repossess Tenant of the Premises as of Landlord's former estate and to expel or remove Tenant and any others who may be occupying or within the Premises and to remove any and all property therefrom, using such force as may be necessary, without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without relinquishing Landlord's right to Rent or any other right given to Landlord hereunder or by operation of law.

                  (d) RE-LETTING. If, pursuant to the provisions of this Lease, Landlord becomes entitled to elect, and Landlord does elect, without terminating this Lease, to endeavor to relet the Premises, Landlord may, at Landlord's option, enter into the Premises, remove Tenant's signs and other evidence of tenancy, and take and hold possession thereof as in subsection ( c ) of this section provided, without such entry and possession terminating this Lease or releasing Tenant, in whole or in part, from Tenant's obligation to pay the Rent hereunder for the full term as hereinafter provided. Upon and after entry into possession without termination of this Lease, Landlord may relet the Premises or any part thereof for the account of Tenant to any person, firm or corporation other than Tenant for such rent, for such time and upon such terms as Landlord shall determine to be reasonable. In any such case, Landlord may make repairs, alterations and additions in or to the Premises, and redecorate the same to the extent deemed by Landlord necessary or desirable, and Tenant shall, upon demand, pay the reasonable cost thereof, together with Landlord's reasonable expenses of the reletting. If the consideration collected by Landlord upon any such reletting for Tenant's account is not sufficient to pay monthly the full amount of the Rent reserved in this Lease, together with the cost of repairs, alterations, additions, redecorating and Landlord's expenses, Tenant shall pay to Landlord the amount of each monthly deficiency upon demand.

                   (e) DAMAGES AND ACCELERATION. If Landlord elects to terminate this Lease for any of the reasons specified in this Section 16, it being understood that Landlord may elect to terminate this Lease after and notwithstanding its election to terminate Tenant's right to possession as in subsection (b ) of this Section 16, provided Landlord shall fc;>rthwith upon such termination be entitled to recover as damages, and not as a penalty, an amount equal to the then present value of the Rent provided in this Lease for the residue of the stated term hereof, less the present value of the fair rental value of the Premises for the residue of the stated term. The discount rate used to calculate present value shall be 10%.

                   If, however, Tenant has defaulted in the payment of Rent, or in failing to keep in effect the insurance required under Section 7 or by subletting the Premises or assigning this Lease in violation of Section 9, then Landlord may terminate this Lease, and accelerate all Rent due hereunder from the date of such default through the end of the term of this Lease or any extension period; if extended, and demand immediate payment in full of all Rent as so accelerated.

                   (t) TENANT'S PERSONAL PRO~TLY. Any and all property which may be removed from the Premises by Landlord pursuant to the authority of this Lease or of law, to which Tenant is or may be entitled, may be handled) removed or stored by Landlord at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord) upon demand, any and all expenses incurred in such removal and all storage charges against such property .Any such property of Tenant not removed from the Premises or retaken from storage by Tenant within thirty (30) days after the end of the term or of Tenant's right to possession of the Premises, however terminated, shall be conclusively deemed to have been forever abandoned by Tenant and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit.

                  (g) LANDLORD'S RIGHT TO PERFORM TENANT'S OBLIGATIONS. Tenant agrees that if it shall at any time fail to make any payment or perform any other act on its part to be made or performed under this Lease, Landlord may, but shall not be obligated to, and after reasonable notice or demand and without waiving, or releasing Tenant from, any obligation under this Lease, make such payment or perform such other act to the extent Landlord may deem desirable) and in connection therewith, Landlord may pay expenses and employ counsel. If legal action is required to enforce performance by Tenant of any condition, obligation or requirement hereunder, the COSTS of any such action including attorneys' fees will be paid solely by the party not prevailing in such action. All sums so paid by Landlord and all expenses in connection therewith, together with interest thereon at the maximum rate permitted by law from the date of payment, shall be deemed Additional Rent hereunder and payable at the time of any installment of Rent thereafter becoming due and Landlord shall have the same rights and remedies for the non-payment thereof, or of any other Additional Rent, as in the case of default in the payment of Rent.

17. LATE CHARGE

                  A late charge shall be due and owing on any installment of Rent not received by Landlord by the fifth (5th) day of the calendar month in which due and on any monetary obligation of Tenant or charge due from Tenant not paid by Tenant when due. Such late charge shall equal four percent (4%) of the then unpaid monthly Rent, shall be billed by Landlord to Tenant with the Rent for the calendar month next following and shall be paid by Tenant together with the Rent due for such month.

18. SUBORDINATION OF LEASE

                   The rights of Tenant under this Lease shall be and are subject and subordinate at all times to all ground leases, and/or underlying leases, if any, now or hereafter in force against the Property , and to the lien of any mortgage or mortgages now or hereafter in force against such leases and or the Property, and to all advances made or hereafter to be made upon the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. This Section is self-operative and no further instrument of subordination shall be required. In confirn1ation of such subordination, however, Tenant shall promptly execute such further instruments as may be requested by Landlord. Tenant, at the option of any mortgagee, agrees to attorn to such mortgagee in the event of a foreclosure sale or deed in lieu thereof.

19. NOTICES AND CONSENTS

                  All notices, demands, requests, consents or approvals (collectively, "Notice") which mayor are required to be given by either party to the other shall be in writing and shall be deemed given on the third (3rd) day after the date of postmark when sent by United States Certified or Registered Mail, postage prepaid return receipt requested or if delivered by hand, on the date of delivery against receipt.

Such Notice shall be mailed or delivered as follows:

(a) IF TO TENANT:
    -------------

(until the Commencement Date, thereafter such Notice shall be mailed or delivered to Tenant at the Premises)

                                 SKYCOM CORPORAnON
                                 14 Franklin Street
                                 Rochester, New York 14604

(b ) IF TO LANDLORD:
     ---------------
                                 210 Reynolds Arcade Building
                                 Rochester, New York 14614
                                 Attn: Mr. Robert Gordon

with a copy to:
                                 Woods, Oviatt, Gilman,
                                 Stunnan & Clarke LLP
                                 700 Crossroads Building
                                 2 State Street
                                 Rochester, New York 14614
                                 Attn: Mitchell S. Nusbaum, Esq.

                  The parties may by \\Titten notice to the other designate a different person or entity to receive notices hereunder and/or a different address or addresses. If the term Tenant as used in this Lease refers to more than one person any Notice given as aforesaid to anyone of such persons shall be deemed to have been duly given to Tenant.

20. NO EST A TE IN LAND

                  This contract and Lease shall create the relationship of landlord and tenant between Landlord and Tenant; no estate shall pass out of Landlord; and Tenant has only a usufruct which is not subject to levy and sale.

21. INV ALIDITY OF PARTICULAR PROVISIONS

                  If any clause or provision of this Lease is or becomes illegal, invalid, or unenforceable because of present or future laws or any rule or regulation of any governmental body or entity, effective during its tenn, the intention of the parties hereto is that the remaining parts of this Lease shall not be affected thereby unless such invalidity is essential to the rights of either party in which event Landlord shall have the right to terminate this Lease on written notice to Tenant.

22. WAIVER OF TRIAL BY JURY

                   It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, and any emergency statutory or any other statutory remedy.

23. ~SCELLANEO US T AXES

                   Tenant shall pay prior to delinquency all taxes assessed against or levied upon its occupancy of the Premises, or upon the fixtures, furnishings. equipment and all other personal property of Tenant located in the Premises other than those furnished and paid for by Landlord, if nonpayment thereof shall give rise to a lien on the real, estate, and when possible Tenant shall cause said fixtures, furnishings, equipment and other personal property to be assessed and billed separately from the property of Landlord. In the event any or all of Tenant's fixtures, furnishings, equipment and other personal property, or upon Tenant's occupancy of the Premises, shall be assessed and taxed with the property of Landlord, Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's occupancy or fixtures, furnishings, equipment or personal property. Landlord shall pay any and all Real Estate Taxes assessed and levied against the Property, in each case prior to the respective delinquency dates thereof. If such taxes may be paid in installments, Landlord shall have the right to do so.

24. BROKERAGE

                   Tenant represents and warrants that it has dealt with no broker, agent or other real estate sales person in connection with this Lease. Tenant agrees to indemnify and hold Landlord hannless from and against any claims by any broker, agent or other real estate sales person claiming a commission or other form of compensation by virtue of this Lease or of having dealt with Tenant with regard to this leasing transaction. The provisions of this Section shall survive the tem1ination of this Lease.

25. FORCE MAJEURE

                   Except as otherwise provided in this Lease and except as to the payment of Rent or other monies due under this Lease neither party shall be responsible for delays or inability to perform its obligations hereunder for causes beyond the control of such party including acts of other tenants, governmental restriction, regulation or control, labor dispute, accident, mechanical breakdown, shortages or inability to obtain labor, fuel, steam, water, electricity or materials, acts of God, enemy action, civil commotion, or fire or other casualty .

26. REPETITIVE DEF AUL TS

                  In the event Tenant shall default (i) more than twice in any twelve month period by failing to pay Rent on or before the 5th day of the month when due or (ii) more than twice in any six month period in the performance of any of its other obligations under this Lease, then, notwithstanding that such defaults shall have each been cured within the applicable grace period, Tenant shall no longer be entitled to any written notice and grace period for a subsequent default but such default sqall be deemed deliberate and Landlord may thereafter enforce this Lease at law and/or in equity .

27. DIRECTORY AND SIGNAGE

                  Tenant shall have the right to have its name and suite number listed in the lobby directory, if any, located in the lobby of the Building. All such listings shall be in such size, lettering, color and form as are prescribed by Landlord from time to time.

28. SPECIAL STIPULATIONS

                   (a) No receipt of money by Landlord from Tenant after the tennination of this Lease or after the service of any notice or after the commencement of any suit or after fmal judgment for possession of the Premises shall reinstate, continue or extend the term of this Lease or affect any such notice, demand or suit or imply consent for any action for which Landlord's consent is required.

                   (b ) No waiver of any default of Tenant or of Landlord hereunder shall be implied from any omission by Landlord or Tenant, as the case may be, to take any action on account of such default if such default persists or be repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated.

                   (c) The term "Landlord" as used in this lease, so far as covenants or agreements on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners of Landlord's interest in this Lease at the time in question, and in the event of any transfer or transfers of such interest Landlord herein named (and in case of any subsequent transfer, the then transferor) shall be automatically freed and relieved from and after the date of such transfer of all personal liability from events which occur after the date of transfer. Any such release of Landlord under this section shall become effective only at such time as Landlord's transferee is deemed to be bound to the tenns and provisions of this Lease. It is understood, however, that Landlord shall reimburse Tenant for any overpayments of Rent made by Tenant prior to the assignment and any prepayment of Rent for months subsequent to the assignment.

                  (d) It is understood that Landlord may occupy portions of the Building in the conduct of Landlord's business. In such event, all references herein to other tenants of the Building shall be deemed to include Landlord as an occupant.

                  (e) Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being dispossessed or removed from the Premises because of default by Tenant pursuant to the covenants or agreements contained in this Lease.

                  (t) Tenant specifically agrees to look solely to Landlord's equity interest in the Property for recovery of any judgment against Landlord. There shall be absolutely no personal liability of persons, partnerships, fInns, corporations or other entities who at any time constitute the Landlord with respect to any of the tenns, covenants, conditions and provisions of this Lease.

                  (g) The parties acknowledge that each party and its respective counsel have reviewed this Lease and that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Lease or any amendment or exhibits hereto.

                   (h) This Lease SETS forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Premises. There are no oral agreements or understandings between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, agreements and understandings between the parties hereto with respect to the subject matters hereof, and none thereof shall be used to interpret or construe this Lease. Except as otherwise herein expressly provided, no subsequent alteration, amendment, change; waiver or addition to or of any provision of this Lease, nor any surrender of the Term, shall be binding upon Landlord or Tenant unless reduced to writing and signed by the party against whom the same is charged or such party's successors in interest.

29. QillET ENJOYMENT

                  So long as Tenant shall observe and perform the covenants and agreements binding on it hereunder and shall not be in default beyond any applicable grace period, Tenant shall at all times during the term herein granted peacefully and quietly have and enjoy possession of the Premises without any encumbrance or hindrance by, from or through Landlord.

30. ESTOPPEL CERTIFICATE BY TENANT

                  Landlord and Tenant agree that from time to time upon not less than five (5) days prior request of the other, to deliver to the party making the request a statement in writing certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified and identifying the modifications), (b) the dates to which the Rent and other charges have been paid, and ( c ) that, so far as the person making the certificate knows, the other party is not in default under any provision of this Lease, or if such were not to be the fact, then certifying such default of which the person making the certificate may have knowledge, it being understood that any such certificate so delivered may be relied upon by any landlord under any ground or underlying lease, or any prospective purchaser, lender, mortgagee, or any assignee of any mortgage on the Property or any party purchasing the assets of Landlord or Tenant, as the case may be, or acquiring the same by merger, succession or otherwise.

31. SECURITY DEPOSIT

                   Tenant will deposit with Landlord concurrently with executing this Lease the sum of SIX THOUSAND TWO HUNDRED FIFTY and 00/lOO DOLLARS ($6,250.00) as security for the full and faithful peiformance of every provision of this Lease to be peiformed by Tenant. If Tenant defaults with respect to any provision of this Lease, including but not limited to the provisions relating to the payment of Rent, Landlord may use, apply or retain all or any part of this security deposit for the payment of any Rent or any other sum in default or for the payment of any other amount which, Landlord may spend or become obligat~d to spend by reason of Tenant's default, or to compensate Landlord for any other loss, cost or damage which Landlord may suffer by reason of Tenant's default. If any portion of said deposit is to be used or applied, Tenant shall, within five
(5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount and Tenant's failure to do so shall be a breach of this Lease. Landlord shall not be required to keep this security deposit separate from its general funds, or to pay interest to Tenant. If Tenant shall fully and faithfully peiform every. provision of this Lease to be peiformed by it, the secUrity deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to the last transferee of Tenant's interest hereunder) after the expiration of the Lease term and after Tenant's vacation of the Premises. If Landlord transfers the security deposit to a transferee of the Building of Landlord's interest therefrom then such transferee (and not Landlord) shall be liable for its return.

32. RENEW AL OPTION

                  Landlord hereby grants to Tenant the conditional right, exercisable at Tenant's option, to renew the term of this Lease for one ( 1) term of five (5) years. If exercised, and if the conditions applicable thereto have been satisfied, the renewal term (the "Renewal Term") shall commence immediately following the end of the initial term of this Lease. The right of renewal herein granted to Tenant shall be subject to, and shall be exercised in accordance with, the following terms and conditions:

                   (a) Tenant shall exercise its right of renewal with respect to the Renewal Term by giving Landlord written notice thereof not later than twelve (12) months prior to the expiration of the then-current term of this Lease (the "Renewal Notice"). During the Renewal Term, all terms and conditions of this Lease shall remain the same, except that the Annual Base Rent during the fIrst Lease Year of the Renewal Term shall be equal to 103% of the Annual Base Rent in effect immediately prior to the Renewal Term and the Annual Base Rent for each subsequent Lease Year shall continue to escalate above the Annual Base Rent for the immediately preceding Lease Year by three percent (3%). If Tenant timely and validly exercises its right of renewal for the Renewal Term, then Landlord and Tenant shall promptly enter into an amendment to this Lease reflecting the terms described above.

                  (b) If the Renewal Notice is not given timely, then Tenant's rights of renewal pursuant to this Section shall lapse and be of no further force or effect.

                  (c) If Tenant has defaulted under this Lease on the date the Renewal Notice is given to Landlord or at any time prior to the commencement of the Renewal Term, then, at Landlord's option, the Renewal Term shall not commence and the term of the Lease shall expire at the expiration of the then-current term of this Lease.

                  (d) If at any time thirty percent (30%) or more of the Premises has been subleased or assigned to any party, then Tenant's rights pursuant to this Section shall lapse and be of no further force or effect.

                  (e) Tenant's right of renewal under this Section may be exercised by Tenant only and may not be exercised by any transferee, sublessee or assignee of Tenant.

33. FINANCIAL STATEMENTS

                  Tenant shall provide Landlord with fmancial statements detailing the financial condition of Tenant. Such statements shall be provided on an annual basis (or more frequently if requested by Landlord) and shall be verified by the affidavit of Tenant or if the same be a corporation by an affidavit of its principal executive officer. Tenant shall further provide Landlord such additional financial statements in such form and such certifications as Landlord may from time to time reasonably request.

34. RECYCLING PROGRAM

                  Landlord has instituted a recycling program for various types of non-hazardous waste products Tenant and Tenant's employees, guests and invitees will generate on the Premises. Tenant and Tenant's employees, guests and invitees agree to adhere to any and all rules and regulations and any future expense or surcharge Landlord may promulgate with respect to the recycling program and to actively participate in the program.

35. ENTIRE AGREEMENT

                   This Lease sets forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Premises. There are no oral agreements or understandings between the parties hereto affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, agreements and understandings between the parties hereto with respect to the subject matters hereof, and none thereof shall be used to interpret or construe this Lease. Except as otherwise herein expressly provided, no subsequent alteration, amendment, change, waiver or addition to or of any provision of this Lease, nor any surrender of the Term, shall be binding upon Landlord or Tenant unless reduced to writing and signed by the party against whom the same is charged or such party's successors in interest.

36. AUTHORITY

                  TENANT WARRANTS AND REPRESENTS THAT IT HAS FULL POWER AND AUTHORITY TO EXECUTE THIS LEASE ON BEHALF OF TENANT AND THAT THIS LEASE, ONCE EXECUTED BY THE SIGNATORY OF TENANT, SHALL CONSTITUTE a LEGAL AND BINDING OBLIGATION OF TENANT AND IS FULLY ENFORCEABLE IN ACCORDANCE WITH ITS TENNS.

37. EXHIBITS

         EXHIBIT " A " IS ATTACHED HERETO AND IS a PART OF THIS LEASE.

                  IN WITNESS WHEREOF, LANDLORD AND TENANT HAVE RESPECTIVELY SIGNED AND SEALED THIS LEASE as OF THE DAY AND YEAR FIRST ABOVE WRITTEN.



                                             LANDLORD
WITNESS:
                                             REYNOLDS II, L.P .

                                             BY:     /S/
                                             TITLE:


WITNESS:

                                             IENANI
                                             SKYCOM CORPORA TION



                                             BY: /S/
                                             TITLE:

                                   EXMBIT "A"
                                   ----------


                                   FLOOR PLAN
                                   ----------

                              FIRST FEDERAL PLAZA



                               [Floor Plan Here]



                          21ST FLOOR -LOWER FLOOR PLAN

                              FIRST FEDERAL PLAZA




                               [Floor Plan Here]



                          21ST FLOOR -UPPER FLOOR PLAN

                              FIRST FEDERAL PLAZA




                               [Floor Plan Here]




                          21ST FLOOR -UPPER FLOOR PLAN